UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 13, 2014

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On March 13, 2014, American Independence Corp. issued a press release announcing results of operations for the three months and twelve months ended December 31, 2013, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated March 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	March 13, 2014

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: ADAM C. VANDERVOORT
485 MADISON AVENUE	(646) 509-2156
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2013 FOURTH-QUARTER AND ANNUAL RESULTS

New York, New York, March 13, 2014.  American Independence Corp. (NASDAQ: AMIC) today reported 2013 fourth-quarter and annual results.

Financial Results

AMIC reported net income of $0.5 million ($.07 per diluted share) for the three months ended December 31, 2013 compared to $7.2 million ($.87 per diluted share) for the three months ended December 31, 2012.  Revenues increased to $42.9 million for the three months ended December 31, 2013 compared to revenues of $29.4 million for the three months ended December 31, 2012, primarily due to an increase in premiums.

For the year ended December 31, 2013, AMIC reported net income of $3.4 million ($.43 per diluted share) compared to $9.6 million ($1.16 per diluted share) for the year ended December 31, 2012.  Revenues increased to $153.3 million for the year ended December 31, 2013 compared to revenues of $101.9 million for the year ended December 31, 2012, primarily due to an increase in premiums.

The 2012 annual and fourth-quarter results were positively affected by a $5.9 million further reduction of the valuation allowance related to the deferred tax asset; there was not a corresponding reduction in 2013.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Earned premium for medical stop-loss, our largest line, grew substantially over the same quarter and twelve months of last year. This growth is being driven by the business IHC Risk Solutions writes on a direct basis. The annual written premium for this direct business increased by approximately 24% from 2012 levels. We attribute the growth in our direct distribution to our enhanced sales force, focused underwriting and employer groups moving from fully insured to self-funding as they consider alternatives as a result of health care reform.  Profitability of this line in respect of business written on a direct basis continues at expected levels, however, overall profitability of the stop-loss line was lower than expected due to adverse development on two non-owned MGU programs, both of which have been terminated.  We expect continued growth of business written on a direct basis in 2014, as evidenced by our 35% growth in business written in January 2014, which is our largest production month. We are also encouraged by the growth in our pet insurance line and, as a result of an equity investment in a producer of non-subscriber occupational accident policies, we anticipate significant premiums from this new line of business in 2014.”

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers pet insurance, non-subscriber occupational accident, international coverages, small-group major medical and short-term medical.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries IPA Family, LLC, healthinsurance.org, LLC, IHC Specialty Benefits, Inc., and IPA Direct, LLC.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal and state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

American Independence Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Premiums earned	$33,745	$23,706	$127,203	$83,778
Fee and agency income	8,448	4,692	22,421	15,441
Net investment income	562	544	2,104	2,126
Net realized investment gains	109	403	1,082	603
Other-than-temporary impairment losses	-	-	-	(189)
Other income	82	26	459	126

Revenues	42,946	29,371	153,269	101,885

Insurance benefits, claims and reserves	23,488	15,911	87,118	56,849
Selling, general and administrative expenses	18,043	10,988	58,878	37,875
Amortization and depreciation	245	237	981	509

Expenses	41,776	27,136	146,977	95,233

Income before income tax	1,170	2,235	6,292	6,652
State income tax (expense) benefit	2	(43)	(29)	(81)
Federal income tax – current and deferred	(286)	(672)	(1,845)	(1,929)
Federal income tax – reduction of valuation allowance	-	5,900	-	5,900

Net income	886	7,420	4,418	10,542
Less: Net income attributable to the non-controlling interest	(349)	(262)	(983)	(950)

Net income attributable to American Independence Corp.	$537	$7,158	$3,435	$9,592

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.07	$.87	$.43	$1.16

Weighted-average shares outstanding	8,073	8,272	8,076	8,272

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.07	$.87	$.43	$1.16

Weighted-average diluted shares outstanding	8,093	8,272	8,084	8,272

American Independence Corp.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31,	December 31,
ASSETS:	2013	2012
Investments:
Securities purchased under agreements to resell	$3,563	$5,234
Trading securities	859	1,056
Fixed maturities available-for-sale, at fair value	68,222	58,329
Equity securities available-for-sale, at fair value	988	2,507

Total investments	73,632	67,126

Cash and cash equivalents	4,424	4,576
Restricted cash	10,067	13,321
Accrued investment income	604	755
Premiums receivable	14,364	10,387
Net deferred tax asset	11,248	13,024
Due from reinsurers	7,549	6,307
Goodwill	23,561	23,561
Intangible assets	2,336	3,379
Accrued fee income	2,332	3,122
Due from securities brokers	172	61
Other assets	18,105	13,364

TOTAL ASSETS	$168,394	$158,983

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$35,252	$24,993
Premium and claim funds payable	10,067	13,321
Commission payable	5,455	4,329
Accounts payable, accruals and other liabilities	13,250	10,118
State income taxes payable	544	545
Due to securities brokers	45	22
Due to reinsurers	1,177	1,431

Total liabilities	65,790	54,759

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares
issued, respectively; 8,072,548 and 8,272,332 shares outstanding, respectively	92	92
Additional paid-in capital	479,481	479,451
Accumulated other comprehensive income (loss)	(2,152)	1,829
Treasury stock, at cost, 1,109,245 shares and 909,461 shares, respectively	(10,305)	(9,107)
Accumulated deficit	(364,730)	(368,113)
Total American Independence Corp. stockholders’ equity	102,386	104,152
Non-controlling interest in subsidiaries	218	72
Total equity	102,604	104,224
TOTAL LIABILITIES AND EQUITY	$168,394	$158,983